Exhibit 99.1

NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

TAPPIN™ BY GLOBALSCAPE® GIVES RACKSPACE® CUSTOMERS ACCESS TO THEIR DATA

ANYWHERE, ANYTIME AND FROM ANY PLATFORM

TappIn™ now available through the Rackspace Cloud Tools Marketplace

SAN ANTONIO – February 14, 2013 —Globalscape is providing Rackspace (NYSE: RAX) customers more freedom to access and share their data no matter where life takes them. Globalscape (NYSE MKT: GSB) announced today the TappIn™ by Globalscape® mobile file sharing solution’s availability on the Rackspace Cloud Tools Marketplace.

“Rackspace customers look for flexibility and agility from an open cloud platform,” said Ven Shanmugam, senior manager for corporate strategy at Rackspace. “By aligning efforts with TappIn, we are eliminating obstacles that once plagued businesses by helping them leverage the cloud to gain unhindered access to their data. We’re excited to have TappIn available to our customers via the Cloud Tools Marketplace and we look forward to ongoing collaboration.”

TappIn gives customers the ability to instantly access and securely share virtually all of their files, no matter where they’re stored: on office and home computers, office servers, or OnTapp cloud storage. Using SSL encryption to safeguard content, TappIn securely allows sharing of files from any web browser on your desktop and from mobile devices and platforms, including Apple iPhone®, Google® Android™ and Windows® Phone.

“Instant access to your data from anywhere can seem like a luxury for some, but it’s a critical part of day-to-day business activities for many others,” says Bill Buie, Globalscape executive vice president of sales and marketing. “There is rarely a substitute for ‘now’ and we’re excited to help connect Rackspace customers with their data quickly and securely, regardless of where they are or where their content is stored.”

After downloading the TappIn solution, all Rackspace customers will receive a 30-day free trial of the TappIn Pro Edition, which provides seamless, mobile access to your data, access to OnTapp secure cloud storage service, direct WebDAV access to your content, and administrative functionality to support groups of users. Customers can then choose to continue using the Pro Edition for $39.99 per year or switch to TappIn’s Standard Edition for $19.99 per year.

Learn more about TappIn through the Cloud Tools Marketplace at https://cloudtools.rackspace.com/apps/719 or at www.TappIn.com.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. With its 2011 acquisition of Seattle-based TappIn Inc., Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.